EXHBIT 10BH
AMENDMENT NO. 1
TO
BRUSH ENGINEERED MATERIALS INC.
2006 NON-EMPLOYEE DIRECTOR EQUITY PLAN

Recitals

     WHEREAS, Brush Engineered Materials Inc. (the “Company”) has adopted the Brush Engineered Materials Inc. 2006 Non-employee Director Equity Plan (the “Plan”).
     WHEREAS, the Company now desires to amend the Plan (this “Amendment No. 1”) to increase the minimum value of a participant account requiring distribution in the form of an immediate lump sum payment (regardless of whether a participant has elected installment payments) in order to create uniformity with the Company’s 1992 Deferred Compensation Plan for Non-employee Directors and 2005 Deferred Compensation Plan for Non-employee Directors.
     WHEREAS, the Governance and Organization Committee (formerly named the Governance Committee) of the Board of Directors of the Company has approved this Amendment No. 1 pursuant to Section 12 of the Plan.

Amendment

     NOW, THEREFORE, the Plan is hereby amended by this Amendment No. 1, effective as of January 1, 2007, as follows:
     1. Section 8(d)(i) of the Plan is hereby amended by changing “$10,000” to “$17,500”.
     2. Except as amended by this Amendment No. 1, the Plan shall remain in full force and effect.

/s/ Michael C. Hasychak
Michael C. Hasychak
Vice President, Treasurer and Secretary